Exhibit 3.2

BY-LAWS

OF

ATOURS, INC.

ARTICLE I

OFFICES

The corporation shall have offices at such places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.   Annual Meetings:  Annual meetings of stockholders shall be held on a date and at a time at such place, within or without the State of Florida, as the board of directors shall determine.  At the annual meeting of stockholders, directors shall be elected and there shall be transacted such other business as may properly come before said meeting.

Section 2.   Special Meetings:  Special meetings of stockholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the President or the order of the board of directors or by the President or Secretary or an Assistant Secretary whenever requested in writing to do so by stockholders owning not less than one-third of all the outstanding shares of the corporation entitled to vote for directors as of the date of such request.  Such request shall state the purpose or purposes of the proposed special meeting.  Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the officer of the corporation calling any such meeting.

Section 3.   Notice of Meetings:  Except as otherwise provided by law, notice of the time and place and, in the case of special meetings, the purpose or purposes, of every meeting of stockholders shall be mailed at least ten days previous thereto to each stockholder of record entitled to such notice at the address of such person which appears on the books of the corporation or to such other address as any stockholder shall have furnished in writing to the Secretary of the corporation for such purpose.

Section 4.   Quorum:  Except as otherwise expressly provided by law, the holders of a majority of the stock of the corporation entitled to vote at any meeting of stockholders must be present in person or by proxy at such meeting to constitute a quorum.  Less than such quorum, however, shall have the power to adjourn any meeting from time to time without notice.

Section 5.   Voting:  If a quorum is present, and except as otherwise expressly provided by law, the vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders.  At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right either in person or by proxy.

Section 6.   Fixing of Record Date:  The board of directors may fix a day, not more than sixty (60) nor fewer than ten (10) days prior to the day of holding any meeting of stockholders, as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record at the close of business on such day shall be entitled to notice of or to vote at such meeting.  The board of directors may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment or exercise of any rights or the taking of any other action as a record time for the determination of the stockholders entitled to receive any such dividend, distribution or allotment, or for the purpose of such other action.

ARTICLE III

DIRECTORS

Section 1.   Number:  The affairs, business and property of the corporation shall be managed by a board of directors to consist of one or more directors.  The number of directors may be determined either by the vote of a majority of the entire board or by vote of the stockholders.  A director need not be a stockholder of the corporation.

Section 2.   How Elected:  Except as otherwise provided by law or Section 4 of this Article, the directors of the corporation, other than the first board of directors elected by the incorporator, shall be elected by the stockholders.  Each director shall be elected to serve until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office.

Section 3.   Removal:  Any or all of the directors may be removed, with or without cause, by a vote of the stockholders.  Any director may be removed for cause by action of the board of directors.

Section 4.   Vacancies:  Vacancies in the board of directors occurring by death, resignation, creation of new directorships, failure of the stockholders to elect the whole board at any annual election of directors or for any other reason, including removal of directors for or without cause, may be filled either by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the board, or by the stockholders.

Section 5.   Regular Meetings:  Regular meetings of the board of directors may be held at such time and place as may be determined by resolution of the board of directors and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 6.   Special Meetings:  Special meetings of the board of directors may, unless otherwise prescribed by law, be called from time to time by the President, or the Chairman of the Board or any other officer of the corporation who is a member of the board.  The President or the Secretary shall call a special meeting of the board upon written request directed to either of them by any two directors stating the time, place and purposes of such special meeting.  Special meetings of the board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 7.   Notice of Special Meetings:  Notice of the date, time and place of each special meeting of the board of directors shall be given to each director at least forty-eight hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting.  For the purpose of this section, notice will be deemed to be duly given to a director if given to him orally (including by telephone) or if such notice be delivered to such director in person or be mailed, telegraphed, cabled, telexed, photocopied or otherwise delivered by facsimile transmission, to his last known address.

Section 8.   Quorum:  At any meeting of the board of directors, one-half of the entire board shall constitute a quorum (except as provided in Section 4 of this Article III), but less than a quorum may adjourn a meeting.  Except as otherwise provided by law or in these by-laws provided, any action taken by a majority of the directors present at a meeting of the board of directors at which a quorum is present shall be the action of the board of directors.

Section 9.   Conference Telephone:  Members of the board of directors or any committee of the board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 10.   Compensation of Directors and Members of Committees:  The board may from time to time, in its discretion, fix the amounts which shall be payable to members of the board of directors and to members of any committee, for attendance at the meetings of the board or of such committee and for services rendered to the corporation.

Section 11.   Reliance Upon Financial Statements:  In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of the corporation represented to them to be correct by the President or the officer of the corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the corporation.

ARTICLE IV

COMMITTEES

The board of directors may, by resolution or resolutions passed by a majority of the entire board, designate from among its members an executive committee and other committees each to consist of one or more of the directors of the corporation, each of which, to the extent provided in said resolution or resolutions, or in these by-laws, shall have and may exercise, to the extent permitted by law, the powers of the board of directors in the management of the business and affairs of the corporation and may have powers to authorize the seal of the corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of stock.  Members of such committees shall hold office for such period as may be prescribed by the vote of a majority of the entire board of directors, subject, however, to removal at any time by the board of directors.  Vacancies in membership of such committees shall be filled by the board of directors.  Committees may adopt their own rules of procedure and may meet at a stated time or on such notice as they may determine.  Each committee shall keep a record of its proceedings and report the same to the board when required.

ARTICLE V

OFFICERS

Section 1.   Number and Designation:  The board of directors may elect a Chairman of the Board, a President, one or more Executive Vice-Presidents, one or more Vice-Presidents, a Secretary and a Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers, as it may deem necessary.  Any two or more offices may be held by the same person.

The officers shall be elected by the board of directors.  The salaries of officers and any other compensation paid to them shall be fixed from time to time by the board of directors.  The board of directors may at any meeting elect additional officers.  Each officer shall hold office until the first meeting of the board of directors following the next annual election of directors and until his successor shall have been duly elected and qualified, except in the event of the earlier termination of his term of office through death, resignation, removal or otherwise.  Any officer may be removed by the board at any time with or without cause.  Any vacancy in an office may be filled for the unexpired portion of the term of such office by the board of directors at any regular or special meeting.

Section 2.   Chairman of the Board:  The Chairman of the Board shall preside at all meetings of stockholders and directors at which he is present and shall have such other powers and perform such other duties as may be assigned to him by the board of directors.

Section 3.   President:  The President shall be the chief executive officer of the corporation, shall be responsible for the general management of the affairs of the corporation, shall have the powers and duties usually incident to the office of President, except as specifically limited by appropriate resolution of the board of directors, and shall have such other powers and perform such other duties as may be assigned to him by the board of directors.  In the absence of the Chairman, or if the office of Chairman is vacant, the President shall preside at all meetings of stockholders at which he is present.

Section 4.   Executive Vice-Presidents:  In the absence or inability to act of the President, or if the office of President is vacant, any Executive Vice-President shall perform all the duties and may exercise all the powers of the President, subject to the right of the board of directors to extend or confine such powers and duties or to assign them to others.  Executive Vice-Presidents shall have such other powers and shall perform such other duties as may be assigned to them by the board of directors or the President.

Section 5.   Vice-Presidents:  In the absence or inability to act of the President and any Executive Vice-President, or if both offices are vacant, any Vice-President, unless otherwise determined by the board, shall perform all the duties and may exercise all the powers of the President and the Executive Vice-President.  Each Vice-President shall have such other powers and shall perform such other duties as may be assigned to him by the board of directors or the President.

Section 6.   Treasurer:  The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the corporation and shall deposit the same or cause the same to be deposited in the name of the corporation in such depositories as the board of directors may designate, shall disburse the funds of the corporation as may be ordered by the board of directors, shall have supervision over the accounts of all receipts and disbursements of the corporation, shall, whenever required by the board, render or cause to be rendered financial statements of the corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the board of directors or the President.

Section 7.   Secretary:  The Secretary shall act as Secretary of all meetings of the stockholders and of the board of directors at which he is present, shall have supervision over the giving and serving of notices of the corporation, shall be the custodian of the corporate records and of the corporate seal of the corporation, shall exercise the powers and perform the duties usually incident to the Office of Secretary, and shall exercise such other powers and perform such other duties as may be assigned to him by the board of directors or the President.

Section 8.   Assistant Secretaries and Assistant Treasurers:  An Assistant Secretary acting as such shall perform, in the absence of the Secretary, all the functions of the Secretary and shall exercise such other powers and perform such other duties as may be assigned to him by the board of directors or the President.

An Assistant Treasurer acting as such shall perform, in the absence of the Treasurer, all the functions of the Treasurer and shall exercise such other powers and perform such other duties as may be assigned to him by the board of directors or the President.

Section 9.   Other Officers:  Officers other than those listed and described in Sections 2 through 8 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the board of directors or the President.

Section 10.   Delegation of Duties of Officers:  The board of directors may delegate the duties and powers of any officer, agent or employee of the corporation to any other officer, agent or employee or director for a specified time during the absence of any such person or for any other reason that the board of directors may deem sufficient.

Section 11.   Bond:  The board of directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the board of directors may deem advisable.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1.   Form and Issuance:  The shares of the corporation shall be represented by certificates in form meeting the requirements of law and approved by the board of directors.  Certificates shall be signed by the Chairman of the board or the President or an Executive Vice-President or a Vice-President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employees.

Section 2.   Transfer:  The board of directors shall have power and authority to make such rules and regulations as they deem expedient concerning the issuance, registration and transfer of certificates representing shares of the corporation’s transfer agents and registrars thereof.

Section 3.   Lost Stock Certificates:  Any person claiming that a stock certificate has been lost, destroyed or stolen shall make an affidavit or affirmation of that fact setting forth the circumstances in connection with such loss destruction or theft and shall furnish to the corporation and to the Transfer Agents and Registrars of the stock of the corporation, if any, such indemnity as shall be satisfactory to them and each of them, whereupon, upon authorization given to the appropriate officers or agents of the corporation or the transfer agent for such stock by the President of the corporation or by any of such other officers of the corporation, as the board of directors may designate to give such authorization, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or stolen.

Section 4.   Holders of Record:  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

DIVIDENDS

Section 1.   Declaration and Form:  Dividends may be declared in conformity with law by, and at the discretion of, the board of directors at any regular or special meeting.  Dividends may be declared and paid in cash, shares or evidences of indebtedness of the corporation, or any property of the corporation, including the shares or evidences of indebtedness of any other corporation.

ARTICLE VIII

CORPORATE SEAL

The seal of the corporation shall be circular in form, with the name of the corporation in the circumference and the words and figures “Corporate Seal - 1980 Florida” in the center.  Any officer, director or attorney-in-fact of the corporation may affix the seal of the corporation to any document.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be such period of twelve consecutive months as the board of directors may by resolution designate.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these by-laws, the certificate of incorporation or any of the laws of the State of Florida, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI

CONSENTS

Section 1.   Stockholders:  Unless otherwise provided in the certificate of incorporation or by law, any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the undertaking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.   Directors:  Unless otherwise restricted by the certificate of incorporation or by law, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE XII

AMENDMENTS

Section 1.   By the Stockholders:  These by-laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any meeting of stockholders of the corporation by the affirmative vote of the holders of a majority of the stock present and voting at such meeting.

Section 2.   By the Directors:  These by-laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any regular or special meeting of the board of directors by the affirmative vote of a majority of the entire board.

Amendment to Bylaws

Article XIII

CONTROL SHARE ACQUISITION STATUTE WAIVER

Section 607.0902 of the Florida Business Corporation Act shall not apply to any control-share acquisitions of shares of the corporation.  Terms used in this by-law and not otherwise defined in the by-laws shall have the meaning set forth in Section 607.0902 of the Florida Business Corporation Act.